UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2010

CKX, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17436	27-0118168
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-838-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Robert F.X. Sillerman resigned as Chairman and Chief Executive Officer of CKx, Inc. (the "Company’) and from the Company’s Board of Directors, effective as of May 7, 2010. In connection with his resignation, Mr. Sillerman and the Company have agreed to the terms of a separation and consulting agreement. Pursuant to the terms of the separation and consulting agreement, the Company has agreed to treat Mr. Sillerman’s resignation as a "constructive termination without cause" for purposes of Mr. Sillerman’s pre-existing employment agreement with the Company. As a result, Mr. Sillerman will receive a cash severance payment of $3,316,749, the Company will reimburse Mr. Sillerman for certain unreimbursed business expenses incurred prior to separation, and Mr. Sillerman will receive a cash payment of $95,721 in respect of his accrued but unused vacation. The Company has also agreed to provide Mr. Sillerman with $25,000 in each of 2010, 2011 and 2012, and $10,000 each year thereafter, to cover certain of Mr. Sillerman’s health insurance costs. All Company stock options held by Mr. Sillerman under the Company’s 2005 Omnibus Long-Term Incentive Compensation Plan will become immediately exercisable in connection with his termination and, subject to Mr. Sillerman’s compliance with certain terms of the separation and consulting agreement, will remain exercisable for the remainder of their original term. Similar to the terms of his pre-existing employment agreement, the Company is obligated to provide Mr. Sillerman with a "golden parachute" excise tax gross-up in certain circumstances.

Mr. Sillerman and the Company have also entered into a non-exclusive consulting arrangement whereby Mr. Sillerman will receive a consulting fee of $1 million in connection with his continued availability to promote the best interests of the Company and its subsidiaries for a one-year period following the execution of the separation and consulting agreement. In addition to the consulting fee, Mr. Sillerman will be reimbursed for the monthly cost of reasonable office space, an administrative assistant and a car and driver until December 31, 2011, with an aggregate monthly cost not to exceed $25,000.

In consideration for the severance payment and the consulting fee, Mr. Sillerman released the Company from all claims arising out of his employment, shareholder and/or other relationship with the Company and the termination of such relationships. The indemnification and confidentiality provisions in Mr. Sillerman’s pre-existing employment agreement are to remain in full force and effect and the Company and Mr. Sillerman agreed to enter into a mutual non-disparagement provision.

The separation and consulting agreement is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No. Description

10.1 Separation and Consulting Agreement, dated as of May 22, 2010, between Robert F.X. Sillerman and CKx, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, Inc.

May 24, 2010	By:	/s/ Jason K. Horowitz

Name: Jason K. Horowitz
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Separation and Consulting Agreement, dated as of May 22, 2010, between Robert F.X. Sillerman and CKx, Inc.